COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS VARIABLE INVESTMENT FUND, CAPTIAL APPRECIATION
PORTFOLIO AND THE STANDARD & POOR'S 500 COMPOSITE STOCK
PRICE INDEX

EXHIBIT A:
                    STANDARD         DREYFUS VARIABLE
                  & POOR'S 500        INVESTMENT FUND,
 PERIOD          COMPOSITE STOCK    CAPITAL APPRECIATION
                  PRICE INDEX *          PORTFOLIO

 4/5/93               10,000                  10,000
12/31/93              10,545                  10,674
12/31/94              10,683                  10,998
12/31/95              14,694                  14,685
12/31/96              18,066                  18,438
12/31/97              24,091                  23,609
12/31/98              30,980                  30,743


*Source: Lipper Analytical Services, Inc.